UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

June 12, 2006

Date of report (Date of earliest event reported)

YAK COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-33471	98-0203422
(Commission File No.)	(I.R.S. Employer Identification No.)

300 Consilium Place, Suite 500, Toronto, Ontario, Canada

(Address of Principal Executive Offices and Zip Code)

(647) 722-2752

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

The Board of Directors (the “Board”) of Yak Communications Inc., a Florida corporation (the “Company”) has determined that the Company should explore various strategic alternatives available to the Company to maximize shareholder value. To oversee this process, the Board has established an Independent Committee, consisting solely of independent directors of the Board (the “Committee”). On June 12, 2006, the Board held a meeting at which it reviewed and approved recommendations of the Committee to the Board to, among other things, review, study, explore and analyze various strategic alternatives to maximize its shareholder value including, without limitation, the potential sale of all or portions of the Company’s operations, and to engage an investment banking firm to advise the Board in this regard. To date, no investment banking firm has been engaged.

The Committee will continue its work under the mandate from the Board unless and until the authority of the Committee is terminated by the Board. There can be no assurance that any transaction will result from the Committee’s exploration of alternatives.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Yak Communications Inc.

Date: June 19, 2006	By:	/s/ Charles Zwebner
	Name:	Charles Zwebner
	Title:	Chief Executive Officer